Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ANNAPOLIS BANCORP, INC.

Annapolis, Maryland

We hereby consent to the incorporation by reference in the Registration Statement No. 333-58658 on Form S-8, and in the Annual Report on Form 10-KSB of ANNAPOLIS BANCORP, INC. for the year ended December 31, 2004 of our report dated February 8, 2005 relating to the consolidated financial statements of ANNAPOLIS BANCORP, INC.

/s/ Stegman & Company

Baltimore, Maryland

March 25, 2005

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